UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 25, 2010

Angeion Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

001-13543	41-1579150
(Commission File Number)	(IRS Employer Identification No.)

350 Oak Grove Parkway Saint Paul, Minnesota	55127-8599
(Address of principal executive offices)	(Zip Code)

(651) 484-4874

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 4 and Sections 6 through 9 are not applicable and therefore omitted.

Section 1 – Registrant’s Business and Operations

Item 1.01      Entry into a Material Definitive Agreement.

Section 5 – Corporate Governance and Management

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to the Angeion Corporation 2007 Stock Incentive Plan

As described below in Item 5.07, at its Annual Meeting of Shareholders held on May 25, 2010, the shareholders of Angeion Corporation approved an amendment to the Angeion Corporation 2007 Stock Incentive Plan (the “2007 Plan”), which provides stock incentive awards in the form of options (incentive and non-qualified), stock appreciation rights, restricted stock, restricted stock units, performance stock, performance units, and other awards in stock and cash.  The amendment authorizes the issuance of an additional 100,000 shares under the 2007 Plan, increasing the total shares authorized under the 2007 Plan to 750,000.

A more detailed summary of the material terms of the 2007 Plan appears on pages 10-15 of the Angeion Corporation Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 14, 2010 (the “Proxy Statement”).  That summary and the foregoing description of the 2007 Plan are qualified in their entirety by reference to the full text of the 2007 Plan, which was previously filed as Appendix A to the Proxy Statement and is incorporated herein by reference.

Item 5.07      Submission of Matters to a Vote of Security Holders

On May 25, 2010, Angeion Corporation (the “Company”) held its 2010 Annual Meeting of Shareholders (the “Annual Meeting”).  Of the 4,387,510 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting, 2,960,659 shares were present either in person or by proxy.

The following describes the matters considered by the Company’s shareholders at the Annual Meeting, as well as the results of the votes cast at the meeting:

Proposal 1.  To elect seven (7) directors of the Company to serve until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified.

Nominee	For	Withhold	Broker Non-Vote
John R. Baudhuin	1,346,412	7,049	1,607,198
K. James Ehlen, M.D.	1,322,921	30,540	1,607,198
John C. Penn	1,347,151	6,310	1,607,198
Scott A. Shuda	1,347,151	6,310	1,607,198
Paula R. Skjefte	1,347,212	6,249	1,607,198
Philip I. Smith	1,347,231	6,230	1,607,198
Rodney A. Young	1,324,012	29,449	1,607,198

2

Proposal 2.  To ratify and approve the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for the Company for the fiscal year ending October 31, 2010.

For	Against	Abstain	Broker Non-Vote
2,945,812	1,283	13,564	-0-

Proposal 3.  To approve an amendment to the Angeion Corporation 2007 Stock Incentive Plan authorizing the issuance of an additional 100,000 shares, increasing the total shares authorized under the 2007 Plan to 750,000.

For	Against	Abstain	Broker Non-Vote
1,311,594	36,024	5,843	1,607,198

As a result, at the Annual Meeting, each nominee was elected as a director of the Company, the appointment of Baker Tilly Virchow Krause, LLP was ratified and approved and the proposed amendment to the 2007 Plan was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANGEION CORPORATION

By:	/s/ William J. Kullback
William J. Kullback Chief Financial Officer

Date:  May 26, 2010

3